UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of Earliest Event Reported) October 30, 2020

VERTICAL COMPUTER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28685	65-0393635
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 West Renner Road, Suite 200, Richardson, Texas 75082

(Address of principal executive offices (zip code))

(972) 437-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VCSY	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 30, 2020, the board of directors (the “Board”) of Vertical Computer Systems, Inc. (the “Company”) voted to increase the size of the Board from two directors to five directors and appointed Len Chermack, James Salz, and Scott Winning to fill the resulting vacancies on the Board. All members of the Board will serve until the earlier of the Company’s next annual shareholder meeting or their removal or resignation.

The new directors were not appointed to any committees of the Board.

Also on October 30, 2020, the Company entered into directors agreements (the “Directors Agreements”) with each non-employee director of the Company, which were based substantially on the form attached hereto as Exhibit 10.1. Under the terms of the Directors Agreements, such directors have agreed to serve until the Company holds its next annual shareholder meeting, which the Company intends to hold as soon as reasonably practicable after the Company becomes current in all its Securities and Exchange Commission (“SEC”) filings. The Directors Agreements also provide for compensation for each such director to serve on an interim basis until the next annual shareholder meeting as follows:

(a)              $3,000 per month, adjusted pro-rata, provided that the Company has “Available Cash” to pay such fees. “Available Cash” means all cash from the Company’s operations on hand or on deposit from time to time after the Company has raised sufficient funds or has sufficient funds to meet the working capital requirement of the Company for the then current-month. If the Company does not have sufficient “Available Cash” to pay the monthly fees, the fees will accrue without interest for up to 90 days, at which time such fees will become due.

(b)              The Company also agreed to grant the following warrants to purchase shares (the “Shares”) of the common stock of the Company: (i) a 5-year warrant to purchase 500,000 Shares at a purchase price of $0.01 per share and (ii) a 5-year warrant to purchase 250,000 Shares at a purchase price that is 85% of the 15-day average of the closing per share price of the Company’s common stock to be issued on the date the Company holds its next annual shareholders meeting.

Further, the Directors Agreements require the Company to indemnify such directors to the fullest extent permitted by Delaware law and the Restated and Amended By-Laws of the Company against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted for directors, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy and is therefore unenforceable.

No arrangement or understanding exists between either of the newly appointed directors and any other persons pursuant to which such directors were named as directors. Since the beginning of the Company’s last fiscal year through the present there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which any related person of the newly appointed directors of the Company had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Also on October 30, 2020, the Board removed former director Richard Wade as CEO and President of the Company, and placed him in his capacity as an employee on unpaid administrative leave, while the Company performs an investigation of his actions as a former corporate officer and director of the Company (under the terms of his employment agreement) in order to determine the future status of his employment and the appropriate remedies and actions that the Company may take against him.

The Board made the following appointments of corporate officers of the Company, effective as of October 30, 2020: Mike Short, age 66, Chairman of the Board, Len Chermack, age 64, Chief Executive Officer, and Freddy Holder, age 55, Chief Financial Officer.

Len Chermack has over 35 years of global management and profit and loss experience ($2 million to $750 million) in software companies. Since 1986, he has been brought into companies by investors as the turnaround or growth executive for a number of technology companies, including Fortune 500 and International 1000 companies. Since 2001, Mr. Chermack has also served as either the Chief Executive Officer or worldwide President on several technology companies. Len has served as an Associate of Naya Ventures and beginning in February 2020, he has been the CEO/Founding Partner focusing on capital sourcing for HEXA Global Ventures, which supports entrepreneurs and companies in the technology, healthcare, human resources and services. With his team, he identifies global investment opportunities and arranges funding through the firm’s venture capital arm and private equity communities, providing value-added services to HEXA GV portfolio companies in Richardson, Texas. Mr. Chermack is a serial CEO and turnaround specialist. His largest turnaround was as Worldwide President Baan (now INFOR) and Managing Director of the Baan Companies (3rd Largest Global Software Company in over 123 companies) located in the Netherland and brought in from private equity-backed United Kingdom-based Invensys PLC. As a co-founder of several software companies including two NASDAQ-traded companies (Penultimate, whose product Salesforce created the Opportunity Management System (OMS), which today is used in all customer relationship management, and Computer Depot). Len has raised over $100 million in funding and has been involved in a number of mergers and acquisitions in his career. Mr. Chermack serves on several technology company boards of private companies in the cloud, information technology (“IT”) services, IT operations management, IT infrastructure, healthcare IT, and social media industries. Mr. Chermack’s leadership experience includes serving in large public, venture capitalist, private equity and startup enterprises and he has served on partner advisory boards for leading technology companies including Microsoft and IBM. Mr. Chermack received his Bachelor of Science in Economics with recognition in mathematical economics and a minor in marketing from Loyola Marymount University in Los Angeles.

Mike Short has over 35 years of business experience at senior and executive-level positions which include board level, Chief Operating Officer, Senior Vice President and Vice President. His present positions include Chief Operating Officer and Director at Alani Consulting, which provides Agile Business Transformation services to domestic and international companies including Banking/Financial and Telecom corporations (since 2016) and at CorTechs, Inc. d/b/a B12 Government Solutions, which provides Consulting Services and Technology Solutions for Federal, State and Local Government companies (since 2017), Senior Advisor and Strategic Partnerships for B12 Consulting (since 2016), which provides Software Products and Services, Staffing and Talent Management, and Training and Leadership Development services.to domestic and global companies (since 2016), and Founder and Managing Partner of Plaza Capital Group that provides investment capital and rehab services to the residential housing markets (since 2015). During his career, Mr. Short has served as an executive at blue chip, rapid growth and start-up companies. His professional and business experience includes operations, strategic development and planning, market growth, revenue generation and growth strategy, strategic partnerships and alliances, business plan development, reorganizations, new business launches and mergers and acquisitions and cross-patent licensing. Mr. Short has expertise in revenue growth, has worked with early-stage pre-revenue companies to companies with over $1 billion in revenue streams and has experience in acquiring companies ranging from $1 million to over $9 billion and investments from $1 million to $10 million in companies.

Freddy Holder has experience spanning all aspects of finance and accounting. He started his career with the accounting firm of Ernst and Young and has worked for both large and small multi-national public and private companies in the software, retail and services industries. Mr. Holder has been a finance consultant for the Company (VCSY) and its subsidiary, NOW Solutions, Inc. and various other companies since 2012. Prior to that Mr. Holder was Director of Consulting for Sirius Solutions, LLLP, where he was responsible for the finance and accounting practice of the company’s North Texas region. Prior to that, he served as the Managing Director and International Controller for FedEx Office, where he directed all international finance operations and financial control management of eight countries outside the United States. Mr. Holder also served as Director of Accounting for Software Spectrum, where he was responsible for all North American accounting operations and worldwide financial reporting for this Fortune 1,000 publicly held software reseller. Previous experience also includes the position of Corporate Controller for US Data Corporation, a publicly held software development company. Mr. Holder has held a CPA license in the state of Texas since 1989 and received his degree from the University of Texas at Dallas.

All of the newly appointed officers will serve until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. No arrangement or understanding exists between any of the newly-appointed officers and any other person pursuant to which such individual was selected as an officer of the Company. There are no family relationships between any of the newly-appointed officers and any director or other officer of the Company.

Since the beginning of the Company’s last fiscal year through the present there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which any related person of the newly appointed directors or officers of the Company had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Certain matters contained in this 8-K constitute forward-looking statements and are based upon management's expectations and beliefs concerning future events. There can be no assurance that the proposed transaction or these future events will occur as anticipated, if at all, or that actual results will be as expected. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update them.

(d)     Exhibits.

Item 9.01	Financial Statements and Exhibits

10.1       Form of Director Agreement

10.4       Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Computer Systems, Inc. (Registrant)

Date: November 4, 2020	By:	/s/ Len Chermack
Len Chermack
President/CEO